Exhibit 10.6

Execution Version

SHORT-TERM LOCK-UP AGREEMENT

This Short-Term Lock-Up Agreement (the “Agreement”) is entered into by and between Albertsons Companies, Inc. (the “Company”) and HPS Investment Partners, LLC (“HPS”) as of October 13, 2022.

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger dated October 13, 2022 by and among the Company, The Kroger Corp. and Kettle Merger Sub, Inc., (as may be amended, supplemented or modified from time to time, the “Merger Agreement”);

WHEREAS, in connection with the Merger Agreement, the Company and the investors set forth on Annex A have entered into lock-up agreements, dated as of October 13, 2022 (collectively, the “Investor Lock-Up Agreements”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, parties hereto desire to provide for a short-term lock-up, agreements with respect to matters contained in the Investor Lock-Up Agreements and other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and HPS, intending to be legally bound, hereby agree as follows:

1.	Any terms not defined herein shall have the meaning set forth in the Investor Lock-Up Agreement.

2.	The Investor Lock-Up Agreements may be amended, supplemented or otherwise modified, or any provision waived, only by a written instrument executed by (i) the Company and (ii) HPS.

3.	This Agreement may be amended, supplemented or otherwise modified, or any provision waived, only by a written instrument executed by (i) the Company and (ii) HPS.

4.

HPS agrees that it shall not Transfer any shares of Preferred Stock or shares of Common Stock that it has Beneficial Ownership of during the 30-day period immediately prior to the expiration of the Lock-up Period pursuant to Section 3, clause (iii) or (iv) of the Investor Lock-Up Agreements; provided that HPS may Transfer such shares during such 30-day period pursuant to clauses (i) through (viii) of Section 4 of the Investor Lock-Up Agreements to the same extent that an Investor is permitted to Transfer shares of Common Stock during the Lock-up Period pursuant to such clauses.

5.	This Agreement shall automatically terminate without any action of the Company or HPS upon the termination or expiration of the Lock-Up Period set forth in the Investor Lock-Up Agreements.

6.	The Agreement shall contain the entire understanding of the parties with respect to the matters covered herein.

7.	The Company agrees to enforce the restrictions on Transfer on each Investor pursuant to their respective Investor Lock-Up Agreement.

[Remainder of the page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ALBERTSONS COMPANIES, INC.

By:	/s/ Juliette Pryor
Name:	Juliette Pryor
Title:	EVP and General Counsel

HPS:
HPS INVESTMENT PARTNERS, LLC

By:	/s/ Shant Babikian

Shant Babikian
Name

Managing Director
Title

[Signature Page to Short Term Lock-Up Agreement]

ANNEX A

Kimco Realty Corp.

Schottenstein Stores Corp. (Jubilee ABS Holding LLC)

Cerberus Capital Management, L.P.

Klaff Realty, L.P

Lubert-Adler Partners, L.P.